Exhibit 99.3

CONTACT:
Whirlpool Press Office
(269) 923-7405

WHIRLPOOL CORPORATION CONFERENCE CALL ANNOUNCEMENT

Benton Harbor, Mich. — May 17, 2006 — Whirlpool Corporation (NYSE:WHR) announced today it will host a conference call with members of the financial community at 12:30 p.m. (EDT) on Tuesday, May 23, 2006, to provide additional information regarding its acquisition of Maytag Corporation and to update its financial guidance.

Individuals who would like to participate should call (877) 704-5391 and use confirmation code 3045726. International participants should call (913) 312-1301 and use confirmation code 3045726.

The conference call also will be webcast live on the company’s Internet site at www.whirlpoolcorp.com under the “Investors” section. To listen to the live webcast, participants should visit the site at least 15 minutes before the phone conference begins to register, and, if necessary, download and install the appropriate audio computer software. An archived recording of the conference call will be available on the company’s Internet site through Friday, June 30.

Additionally, Whirlpool’s conference call will be distributed live over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, Street Events at http://www.streetevents.com.

For those who cannot participate in the scheduled call, a recording of the conference call will be available by phone through Monday, May 29. Individuals can access the recording by dialing (719) 457-0820 and using the following confirmation code: 3045726.

About Whirlpool Corporation

Whirlpool Corporation is the world’s leading manufacturer and marketer of major home appliances, with annual sales of more than $19 billion, more than 80,000 employees, and more than 60 manufacturing and technology research centers around the world. The company markets Whirlpool, Maytag, KitchenAid, Jenn-Air, Amana, Brastemp, Bauknecht and other major brand names to consumers in nearly every country around the world. Additional information about the company can be found at http://www.whirlpoolcorp.com.

Whirlpool Additional Information:

This document contains forward-looking statements that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document include, but are not limited to, expectations regarding the merger with Maytag Corporation. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool’s forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry reflecting the impact of both new and established global, including Asian and European, manufacturers and the strength of trade customers; (2) Whirlpool’s ability to continue its strong relationship with Sears Holding Corporation in North America (accounting for approximately 16% of Whirlpool’s 2005 consolidated net sales of $14 billion) and other significant trade customers, and the ability of these trade customers to maintain or increase market share; (3) Whirlpool’s ability to integrate the recently acquired Maytag Corporation on a timely basis and realize the full anticipated benefits of the merger within the current estimate of costs; (4) demand for Whirlpool’s products, including the strength of the U.S. building industry and the level of interest rates; (5) the ability of Whirlpool to achieve its business plans, including productivity improvements, cost control, leveraging of its global operating platform and acceleration of the rate of innovation; (6) fluctuations in the cost of key materials (including steel, oil, plastic resins, copper and zinc) and components and the ability of Whirlpool to offset cost increases; (7) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (8) changes in market conditions, health care cost trends and pending regulation that could increase future funding obligations for pension and post-retirement benefit plans; (9) the cost of compliance with environmental and health and safety regulation, including new regulations in Europe regarding appliance disposal; (10) potential exposure to product liability claims, including claims that may arise through Whirlpool’s regular investigations of potential quality and product safety issues as part of its ongoing effort to provide quality products to consumers; (11) the impact of labor relations; (12) Whirlpool’s ability to obtain and protect intellectual property rights; (13) the ability of Whirlpool to manage foreign currency and its effective tax rate; (14) global, political and/or economic uncertainty and disruptions, especially in Whirlpool’s significant geographic markets, including uncertainty and disruptions arising from natural disasters; and (15) risks associated with operations outside the U.S. Additional information concerning these factors can be found in Whirlpool’s filings with the Securities and Exchange Commission, including the annual report on Form 10-K for its fiscal year ended December 31, 2005.

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